UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2010

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices of each registrant)	(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On August 19, 2010, Wynn Las Vegas, LLC (“WLV”), a wholly-owned subsidiary of Wynn Resorts, Limited (“WRL”), completed its offer to purchase any and all of the 6⅝% First Mortgage Notes due 2014 (the “2014 Notes”) issued by WLV and Wynn Las Vegas Capital Corp. (together with WLV, the “Issuers”). The tender offer expired at 8:00 a.m., New York City time, on August 18, 2010 (the “Expiration Date”).  As disclosed in a Current Report on Form 8-K filed by WRL and WLV on August 5, 2010, in connection with the tender offer, WLV previously accepted for payment $987,040,000 of the $1,317,990,000 aggregate principal amount of 2014 Notes outstanding, which had been tendered and not validly withdrawn as of 5:00 p.m. New York City time, on August 3, 2010.  Since that time through the Expiration Date, holders had validly tendered and not validly withdrawn an additional $812,000 aggregate principal amount of the 2014 Notes outstanding.  Subject to the terms and conditions of the tender offer, WLV has accepted for payment all of the 2014 Notes validly tendered, not validly withdrawn and not previously accepted on or prior to the Expiration Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 19, 2010

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 19, 2010

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC, its sole member

By:	Wynn Resorts, Limited, its sole member

By:	/s/ Matt Maddox
Matt Maddox
Chief Financial Officer and Treasurer